Exhibit 3.29

Delaware	PAGE 1

The First State
     I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “ATHENS REGIONAL MEDICAL CENTER, LLC” AS RECEIVED AND FILED IN THIS OFFICE.
     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:
     CERTIFICATE OF FORMATION, FILED THE TWENTY-FOURTH DAY OF AUGUST, A.D. 2001, AT 9 O’CLOCK A.M.
     CERTIFICATE OF AMENDMENT, FILED THE TWENTY-SECOND DAY OF JANUARY, A.D. 2002, AT 10 O’CLOCK A.M.
     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “ATHENS REGIONAL MEDICAL CENTER, LLC”.

3429678 8100H	/s/ Jeffrey W. Bullock

110292133 You may verify this certificate online at corp. delaware.gov/authver.shtml	Jeffrey W. Bullock, Secretary of State AUTHENTCATION: 8619771 DATE: 03-14-11

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 08/24/2001
010421018 — 3429678
Certificate of Formation
of
Athens Regional Medical Center, LLC
     The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware, particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the Delaware Limited Liability Company Act (the “Act”), hereby certifies that:
     FIRST: The name of the limited liability company is Athens Regional Medical Center, LLC (the “Company”).
     SECOND: The address of the registered office and the name and address of the registered agent of the Company required to be maintained by Section 18-104 of the Act is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of August 24, 2001.

By:	/s/ William F. Carpenter III
William F. Carpenter III
Authorized Person

CERTIFICATE OF AMENDMENT

OF

Athens Regional Medical Center, LLC
     1. The name of the limited liability company is Athens Regional Medical Center, LLC
     2. The Certificate of Formation of the limited liability company is hereby amended as follows:
     The name and address of the registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Athens Regional Medical Center, LLC this 15 day of January, 2002.

Athens Regional Medical Center, LLC
/s/ William F. Carpenter III
William F. Carpenter III, Title Manager

        STATE OF DELAWARE
      SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 01/22/2002
    020041858 — 3429678